UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALECTOR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of ALECTOR, INC.To Be Held On:June 12, 2024 at 8:00 a.m. Pacific Time Meeting live via the Internet - please visit https://web.lumiconnect.com/209804434 password: alector2024 (cap sensitive) COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 26, 2024. Please visit http://www.astproxyportal.com/ast/22640, where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Proxy Card Annual Report on Form 10-K TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) TO OBTAIN PROXY MATERIALS: TO VOTE: TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers) E-MAIL: help@equiniti.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterialsONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date. DURING THE MEETING: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiconnect.com/209804434 password: alector2024 (cap sensitive) and be sure to have available the control number. MAIL: You may request a proxy card by following the instructions above. 1. ELECTION OF DIRECTORS: NOMINEES: Louis J. Lavigne, Jr. Richard Scheller, Ph.D. Mark Altmeyer 2. Ratification of the appointment of Ernst & Young, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. 3. Advisory vote on executive compensation. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.